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                                                                    EXHIBIT 23.2



         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS
         --------------------------------------------------------------

We hereby consent to the incorporation by reference in this prospectus on Form S-3 of Incyte Genomics, Inc. of our report dated January 17, 2000 relating to the financial statements of diaDexus LLC, which appears in Incyte Genomics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such prospectus.



PricewaterhouseCoopers LLP

San Jose, California
July 31, 2000